Exhibit 32.1

CERTIFICATION

I, Richard Beyer, Chairman of the Board and Chief Executive Officer of Freescale Semiconductor Holdings I, Ltd., certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the quarterly period ended March 30, 2012 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor Holdings I, Ltd.

This certificate is being furnished solely for purposes of Section 1350.

Dated: April 23, 2012

/s/ RICHARD BEYER
Richard Beyer Chairman of the Board and Chief Executive Officer, Freescale Semiconductor Holdings I, Ltd.